Exhibit 99.1

Body Central Corp. Appoints Celia Clancy to Board of Directors

Jacksonville, FL – November 11, 2014 – Body Central Corp. (OTC Pink: BODY) (“Body Central” or the “Company”), a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices, announced today the appointment of Celia Clancy to its Board of Directors effective November 10, 2014.

Ms. Clancy is a seasoned senior executive with leadership experience in fashion retail, merchant management and e-commerce. Ms. Clancy is currently the CEO of MCC Retail Consultants which she founded in 2014, providing specialized advisory services in matters of strategic planning, merchandising and product development, marketing and e-commerce, operations and business process improvement.

During the time from August 2011 through December 2013, Ms. Clancy served as Chief Executive Officer, President and Director at Ashley Stewart, a private equity portfolio company operating a specialty retail chain serving urban women sizes 12-26 with 180 stores in 20 states and a robust e-commerce business. At Ashley Stewart, Ms. Clancy helped to oversee improved product mix and marketing, e-commerce growth, margin expansion and expense reduction. From 2007 to 2011, Ms. Clancy was President of the AJWright division of TJX Companies, a fast-turn, off-price apparel and home business serving a moderate income, multi-ethnic consumer. During her tenure, the AJWright division turned to profitability and grew from 135 to 162 stores in 20 states. Ms. Clancy served as Senior Operations Consultant for Cerberus Capital Management from 2005 to 2006. Ms. Clancy also served as SVP, General Merchandise Manager of major retailers including Wal-Mart Stores, Inc., where she worked from 1997 to 2005, and Bradlees Stores, where she worked from 1982 to 1997.

Ms. Clancy earned her B.A. from Wellesley College.

“We are so pleased that Celia Clancy will be bringing to our Board her extensive executive experience and expertise in the retail, merchant and e-commerce spaces,” said Fred Lamster, Chairman of Body Central’s Board of Directors. “Ms. Clancy brings a level of merchandising expertise to the organization that will add value to our continued turnaround efforts. Celia’s successful track record of providing leadership and driving shareholder value on behalf of significant retailers and their business units, with a special focus on the diverse female consumer of moderate means which is the key demographic to our brand, will provide us with meaningful guidance as we continue to re-focus our Company on its core Nightlife product strategy while seeking out opportunities for enhancing value.”

Ms. Clancy stated, “I am extremely pleased to have the opportunity to join a Board with such depth of expertise in retail operations, supply chain and direct marketing issues. I look forward to working with Mr. Lamster and the rest of the Body Central Board to help optimize the Company’s retail channels, merchant organization and e-commerce direct business.”

About Body Central Corp.

Founded in 1972, Body Central Corp. is a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of November 5, 2014, the Company operated 271 specialty apparel stores in 28 states under the Body Central and Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at www.bodycentral.com. The Company targets women in their late teens to mid-thirties from diverse cultural backgrounds who seek the latest fashions at affordable prices and a flattering fit. The Company’s stores feature an assortment of tops, dresses, bottoms, jewelry, accessories and shoes sold primarily under the Company’s exclusive Body Central®, Sexy Stretch® and Lipstick Lingerie® labels.

For more information, please visit: www.bodycentral.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the Company’s business plans and the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2014, the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2014 and November 6, 2014, and other factors identified from time to time in the Company's periodic filings with the Securities and Exchange Commission.

CONTACT: Body Central
investorquestions@bodyc.com